Exhibit 5.1

Christopher W. Carr*
Daniel W. Carr
Fay Chu Fong
John J. Coates
Kevin M. Coates
H. Alan Dill
Robert A. Dill
	455 Sherman St., Suite 300	Thomas M. Dunn
	Denver, Colorado 80203	John A. Hutchings
	Phone: 303-777-3737	Tom Lamm
	Fax: 303-777-3823	Stephen M. Lee
	www.dillanddill.com	Fay M. Matsukage**
Dudley W. Morton
Adam P. Stapen
Jon Stonbraker
Craig A. Stoner
Frank W. Suyat
August 31, 2011		Patrick D. Tooley
*Also licensed in Washington
** Also licensed in Nevada

Gasco Energy, Inc.

8 Inverness Drive East, Suite 100

Englewood, Colorado 80112

Gasco Production Company

8 Inverness Drive East, Suite 100

Englewood, Colorado 80112

Riverbend Gas Gathering, LLC

8 Inverness Drive East, Suite 100

Englewood, Colorado 80112

Myton Oilfield Rentals, LLC

8 Inverness Drive East, Suite 100

Englewood, Colorado 80112

Re:          Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) by Gasco Energy, Inc., a Nevada corporation (the “Company”), and the following subsidiaries (the “Subsidiaries”) of the Company:  Gasco Production Company, a Delaware corporation (“Gasco”), Riverbend Gas Gathering, LLC, a Nevada limited liability company (“Riverbend”), and Myton Oilfield Rentals, LLC, a Nevada limited liability company (“Myton”), relating to the offering from time to time, together or separately and in one or more series, of the following securities (the “Securities”) by the Company:  (i) debt securities that may be guaranteed by the Subsidiaries; (ii) preferred stock; (iii) common stock; (iv) warrants; (v) purchase contracts; (vi) units; and (vii) guarantees of debt securities by the Subsidiaries.

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August 31, 2011

The Securities will have an aggregate offering price of up to $100,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 of the Act.

The debt securities may be senior debt securities or subordinated debt securities.  The senior debt securities and subordinated debt securities will be issued under separate indentures among the Company, the Subsidiaries, if the Subsidiaries are guarantors of the debt securities, and Wells Fargo Bank, National Association as trustee, or any successor trustee (the “Trustee”).

The guarantees will be evidenced by Subsidiary Guarantees executed by the Subsidiaries only if the Company makes a future offering of debt securities.

As counsel to the Company and the Subsidiaries we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.  We have also assumed that each of the Company, Riverbend and Myton has been duly organized and is validly existing as a corporation under the laws of the State of Nevada, and that Gasco has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.  We have relied upon the statements contained in the Registration Statement and statements of officers of the Company and the Subsidiaries and we have made no independent investigation with regard thereto.

We have assumed that (i) the Securities offered by the Company and the Subsidiaries will have been specifically authorized for issuance by the respective Board of Directors or other governing body, or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of common stock, including common stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the approved consideration which will be no less than the par value thereof, if any, (iv) any Securities consisting of preferred stock, including preferred stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the approved consideration which will be no less than the par value thereof, if any, (v) any Securities consisting of debt securities and/or guarantees thereof will be duly qualified under the Trust Indenture Act of 1939, as amended, prior to the offer and sale of such Securities, (vi) the Commission will have entered an appropriate order declaring effective the Registration Statement, (vii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby and such prospectus supplement will comply with all applicable laws, (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner

Gasco Energy, Inc.

August 31, 2011

stated in the Registration Statement and the applicable prospectus supplement, (ix) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company or the Subsidiaries and the other parties thereto, (x) the terms of the Securities and the offer, issuance, sale and delivery thereof will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiaries and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company of the Subsidiaries, (xi) all documents submitted to us as originals were authentic, and all documents submitted as copies conformed to authentic originals, and (xii) the signatures on all documents examined by us were genuine, and all signatories were legally competent to sign them.

To the extent that the obligations of the Company under any deposit agreement (and the rights of any holder of depositary shares under any deposit agreement) or indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the applicable depositary or Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the depositary or Trustee has the requisite organizational and legal power and authority to perform its obligations under the deposit agreement or indenture, as applicable; (iii) the deposit agreement or indenture has been duly authorized, executed and delivered by the depositary or Trustee, as applicable, and constitutes the valid and binding obligation of the depositary or Trustee, as applicable, enforceable against the depositary or Trustee, as applicable, in accordance with its terms; and (iv) the depositary or Trustee is in compliance, with respect to acting as a depositary or trustee under the deposit agreement or indenture, as applicable, with all applicable laws and regulations.

With respect to the issuance and sale of any capital stock, either common or preferred, we have assumed that (i) that the capital stock is duly authorized in the Company’s articles of incorporation and bylaws, and that the associated rights, preferences, and obligations have been duly designated therein, (ii) the Company will have entered into a subscription agreement or similar agreement with respect to the sale of any capital stock that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Nevada, (iii) the subscription agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iv) the attributes and terms of the capital stock, including the underlying Securities, if any, relating thereto, and of their issuance and sale will have been duly established in conformity with the subscription agreement, and (v) the certificates representing capital stock will be duly executed and countersigned in accordance with the subscription agreement and issued and sold, against the delivery of the applicable consideration.

With respect to the issuance and sale of any debt securities, we have assumed that (i) a debt securities indenture that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and is governed by the laws of the State of Nevada will have been duly executed and delivered by the Company and

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August 31, 2011

the trustee named therein, and (ii) the debt securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and, if applicable, the Subsidiaries and (b) as provided in the securities indenture relating thereto.

With respect to the issuance and sale of any warrants, we have assumed that (i) the Company will have entered into a warrant agreement or similar agreement with respect to the sale of any warrants that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Nevada, (ii) the warrant agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the warrants, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the warrant agreement, and (iv) the warrants will be duly executed and countersigned in accordance with the warrant agreement and issued and sold, against the delivery of the applicable consideration.

With respect to the issuance and sale of any purchase contracts, we have assumed that (i) the Company will have entered into purchase contracts that conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Nevada, (ii) the purchase contracts will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the purchase contracts and the underlying Securities relating thereto and of their issuance and sale will have been duly established, and (iv) the purchase contracts will be issued and sold, against delivery of the applicable consideration.

With respect to the issuance and sale of any units, we have assumed that (i) the Company will have established the units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of units, which documents will conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Nevada, (ii) the units and unit documents will have been duly executed, authorized and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the units and of their issuance and sale will have been duly established in conformity with the unit documents, and (iv) the units will be issued and sold as contemplated in the unit documents, against delivery of the applicable consideration.

With respect to the issuance and sale of any guarantees, we have assumed that (i) the Subsidiaries will have entered into a guarantee agreement or similar agreement with respect to the sale of any guarantees that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Nevada, (ii) the guarantee agreements will have been duly authorized and validly executed and delivered by the Subsidiaries and the other parties thereto, (iii) the terms of the guarantees, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the guarantee

Gasco Energy, Inc.

August 31, 2011

agreements, and (iv) the guarantees will be duly executed and countersigned in accordance with the guarantee agreements and issued and sold, against the delivery of the applicable consideration.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1.             The shares of Company common stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the common stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such common stock is in certificated form, certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Company’s Board of Directors upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the common stock), will be validly issued, fully paid and nonassessable.

2.             The shares of Company preferred stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of a series of preferred stock and to approve the issuance and terms of the offering of the shares of a series of preferred stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such series of preferred stock and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and (B) if such preferred stock is in certificated form, certificates representing the shares of preferred stock of that series have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Company’s Board of Directors upon payment of the consideration therefor (not less than the par value of the preferred stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the preferred stock), will be validly issued, fully paid and nonassessable.

3.             Each series of the senior debt securities and subordinated debt securities of the Company, when duly established pursuant to the terms of the senior and subordinated

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August 31, 2011

indentures, respectively, as amended and supplemented, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in an indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, entitled to the benefits of the indenture under which the obligations are issued subject to (A) bankruptcy, insolvency, receivership, conservatorship, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of any breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Company; and (viii) unconscionability and (C) the fact that indemnity and contribution may not be available as a result of public policy under federal and state securities laws.  Collectively, such exceptions are referred to as the “Bankruptcy and Equity Exceptions.”

4.             Any Securities consisting of warrants, when issued and sold in accordance with the terms of the warrant agreements and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

5.             Any Securities consisting of purchase contracts, when issued and sold in accordance with the terms of the purchase contracts and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

6.             Any Securities consisting of units, when issued and sold in accordance with the terms of the unit documents and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

7.             Any Securities consisting of guarantees when (A) duly authorized, executed and delivered by the appropriate Subsidiary, in each case so as not to violate any law or any agreement or instrument to which that Subsidiary is a party or by which it is bound, and assuming due authorization, execution, authentication and delivery by the Trustee for good consideration, and (B) issued and sold in accordance with the terms of the guarantee agreements and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the

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August 31, 2011

appropriate Subsidiary, enforceable against the appropriate Subsidiary in accordance with their terms except as such enforceability may be limited by the Bankruptcy and Equity Exceptions

We express no opinion as to any obligations that parties other than the Company or the Subsidiaries may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

The foregoing opinions are limited to the federal laws of the United States of America, and the corporate laws of the States of Nevada and Delaware.  To the extent that the agreements referred to herein purport to be governed by the laws of the State of New York or other jurisdictions, we have assumed that such laws are the same as those of the State of Nevada.  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

We hereby consent to the incorporation by reference of this opinion into the Registration Statement.  We further consent to the reference to our firm under the heading “Legal Matters” in the Prospectus.  In giving such consents, we do not thereby admit that we are experts within the meaning of Section 7 of the Act.

This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to update this opinion for any changes of fact or law which may occur hereafter.

This opinion is delivered to the addressees hereof in connection with the transactions and matters relating to the Registration Statement and the Securities and may not be used or relied upon by any other person, and may not be quoted or relied upon for any purpose without our prior written consent.

Sincerely,

/s/ Dill Dill Carr Stonbraker & Hutchings, P.C.
Dill Dill Carr Stonbraker & Hutchings, P.C.